As filed with the Securities and Exchange Commission on January 21, 1994
                                               Registration No. 33-


                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549


                                 FORM S-8
                          REGISTRATION STATEMENT
                                   Under
                        The Securities Act of 1933


                        NATIONAL STEEL CORPORATION
          (Exact name of registrant as specified in its charter)


            DELAWARE                                  25-0687210
    (State of incorporation)               (I.R.S. employer identification
                                                       number)

                         4100 EDISON LAKES PARKWAY
                       MISHAWAKA, INDIANA 46545-3440
            (Address of principal executive offices)(Zip code)

                   1994 STOCK GRANTS TO UNION EMPLOYEES
                   1995 STOCK GRANTS TO UNION EMPLOYEES
                         (Full title of the plans)

                            RICHARD E. NEWSTED
           VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND SECRETARY
                        NATIONAL STEEL CORPORATION
                         4100 EDISON LAKES PARKWAY
                       MISHAWAKA, INDIANA 46545-3440
                              (219) 273-7000
                   (Name, address and telephone number,
                including area code, of agent for service)


                                  COPY TO
                              GARY P. CULLEN
                   SKADDEN, ARPS, SLATE, MEAGHER & FLOM
                           333 WEST WACKER DRIVE
                          CHICAGO, ILLINOIS 60606
                              (312) 407-0700


                      CALCULATION OF REGISTRATION FEE

                                     Proposed
                                                   Proposed
                                          Maximum
                                                    Maximum      Amount of
    Title of Securities  Amount to be     Offering
                                                   Aggregate    Registration
     to be Registered     Registered       Price
                                                   Offering       Fee (2)
                                         per Share
                                                    Price
                                            (1)

 Class B Common
 Stock,                100,000         $14        $1,437,500        $496
 par value $.01        shares
 per share

   (1) Estimated pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended (the Securities Act ), on the basis of the average of the high and low sale prices for a share of Class B Common Stock on the New York Stock Exchange on January 18, 1994, within five business days prior to filing.

   (2) The registration fee has been calculated pursuant to Section 6(b) of the Securities Act as follows: one-twenty-ninth (1/29) of one percent of the Proposed Maximum Aggregate Offering Price.







                                     2



                                    PART I
          INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

          ITEM 1.   PLAN INFORMATION.*

          ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL
                    INFORMATION.*



             * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Introductory Note to Part I of Form S-8.

                                   PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

          ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY
                    REFERENCE.

                    The following documents filed with the
          Securities and Exchange Commission (the "Commission") by the registrant, National Steel Corporation, a Delaware corporation (the "Company"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement.

                    (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1992, as amended by the Company's Form 8, dated March 24, 1993.

                    (2)  The Company's Quarterly Reports on Form
          10-Q for each of the fiscal quarters ended March 31, 1993, June 30, 1993 and September 30, 1993.

                    (3)  The description of the Class B Common
          Stock, par value $.01 per share, of the Company (the

                                      3



          "Class B Common Stock") contained in Item I of the
          Company's Registration Statement on Form 8-A, dated
          February 19, 1993, filed pursuant to Section 12(b) of the Exchange Act (File No. 1-982), including any amendment or report filed for the purpose of updating such information.

                    All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

          ITEM 4.   DESCRIPTION OF SECURITIES.

                    Not Applicable.

          ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

                    Not Applicable.

          ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                    Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a corporation, subject to certain limitations, to indemnify its directors and officers against expenses (including attorneys' fees, judgments, fines and certain settlements) actually and reasonably incurred by them in connection with any suit or proceeding to which they are a party so long as they acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, so long as they had no reasonable cause to

                                      4



          believe their conduct to have been unlawful. The Amended and Restated By-laws (the "By-laws") of the Company provide that the Company shall indemnify its directors and such of its officers, employees and agents as the Board of Directors may determine from time to time, to the fullest extent permitted by the DGCL.

                    Section 102 of the DGCL and Article Tenth of the Company's Restated Certificate of Incorporation permit the Company to limit a director's liability to the Company or its stockholders for monetary damages for breaches of fiduciary duty except with respect to liability for breaches of the duty of loyalty, acts or omissions not in good faith or involving intentional misconduct, or knowing violation of the law, and the unlawful purchase or redemption of stock or payment of unlawful dividends or the receipt of improper personal benefits cannot be eliminated or limited in this manner.

                    The DGCL authorizes the purchase of
          indemnification insurance by the Company. The Company currently maintains a policy insuring, subject to certain exceptions, its directors and officers against liabilities which may be incurred by such persons acting in such capacities.

                    In addition, the Board of Directors of the Company has entered into indemnification agreements with the directors and certain officers of the Company. Rights of directors and officers under such indemnification agreements are not exclusive of other rights they may have under the Restated Certificate of Incorporation, the Company's By-laws or under Delaware law.

                    Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                      5



          ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

                    Not Applicable.

          ITEM 8.   EXHIBITS.

                    23.1      Consent of Ernst & Young
                    24.1  Powers of Attorney by directors and
                          officers of the Company (included on
                          page 7).

          ITEM 9.   REQUIRED UNDERTAKINGS.

                    The undersigned registrant hereby undertakes:

                    (a)(1)  To file, during any period in which
          offers or sales are being made, a post-effective amendment to this registration statement:

                          (i)  To include any prospectus
             required by Section 10(a)(3) of the Securities Act;

                          (ii)  To reflect in the prospectus any
             facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

                          (iii)  To include any material
             information with respect to the plan of
             distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (a)(1)(i) and
          (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                    (2) That, for the purpose of determining any liability under the Securities Act, each such post-

                                      6



          effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                         (b)  The undersigned registrant hereby
          undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                         (c)  Insofar as indemnification for
          liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      7



                                 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mishawaka, State of Indiana, on this 20th day of January, 1994.

                                   NATIONAL STEEL CORPORATION

                                   By:    /s/ Ronald H. Doerr

                                        Ronald H. Doerr
                                        President and Chief
                                          Executive Officer

        KNOWN TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Osamu Sawaragi, Ronald H. Doerr and Richard E. Newsted, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this registration statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated on January 20, 1994.

                   NAME                              TITLE
                 /s/ Osamu Sawaragi   Director and Chairman

              Osamu Sawaragi

                 /s/ Ronald H. Doerr  Director, President, and Chief
                                      Executive Officer
              Ronald H. Doerr

               /s/ Yoshito Tokumitsu  Director, Senior Vice President
                                      and Assistant to the Chief
             Yoshito Tokumitsu        Executive Officer
                /s/ Keisuke Murakami  Director, Vice President,
                                      Administration
             Keisuke Murakami

                                      Director

           Edwin V. Clarke, Jr.

                                      Director

              Mosayuki Hanmyo

                                        8



                /s/ Kenichiro Sekino  Director

             Kenichiro Sekino

                    /s/ Robert J.     Director
      Slater
             Robert J. Slater

                   /s/ Richard E.     Vice President, Chief Financial
      Newsted                         Officer and Secretary
            Richard E. Newsted

                   /s/ Carl M. Apel   Corporate Controller, Accounting
                                      and Assistant Secretary
               Carl M. Apel




                                        9



                                                     EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the National Steel Corporation 1994 Stock Grants to Union Employees and the 1995 Stock Grants to Union Employees of our report dated February 3, 1993, except for Note O, as to which the date is March 23, 1993, with respect to the consolidated financial statements and schedules of National Steel Corporation and subsidiaries included in its Annual Report (Form 10-K) for the year ended
        December 31, 1992, filed with the Securities and Exchange
        Commission.

                                      ERNST & YOUNG

        Pittsburgh, Pennsylvania
        January 20, 1994